EXHIBIT 24
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                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints David Wong his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates stated.

     SIGNATURE                              TITLE


    /s/ David Wong                               /s/ Traci Wong
By:     David  Wong, Director               By:     Traci  Wong, Director


    /s/ Nathan Komura                            /s/ Linda Edwards
By:     Nathan  Komura, Director            By:      Linda  Edwards, Director


    /s/ Ken Himes                                /s/ Frankie Wong
By:     Ken  Himes, Director                By:      Frankie  Wong, Director


    /s/ Johnny Chua
By:     Johnny  Chua,  Director

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